UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact name of registrant	(Exact name of registrant
as specified in its charter)	as specified in its charter)

Delaware	Delaware
(State or other jurisdiction	(State or other jurisdiction
of incorporation)	of incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd Street, Suite 101	1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of principal executive	(Address of principal executive
offices, including zip code)	offices, including zip code)

(785) 856-5500	(785) 856-5500
(Registrant’s telephone number,	(Registrant’s telephone number,
including area code)	including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Henry Ormond resigned from the Boards of Directors of Protection One, Inc. (the “Company”) and its wholly-owned subsidiary, Protection One Alarm Monitoring, Inc. (“POAMI”), effective as of December 16, 2008.  Jeffrey S. Nordhaus was appointed to the Boards of Directors of the Company and POAMI and the Compensation Committee of the Board of Directors of the Company, effective as of December 16, 2008, to fill the vacancies created by Mr. Ormond’s resignation. Each of Mr. Ormond and Mr. Nordhaus is a designee of POI Acquisition, LLC, the Company’s largest stockholder and an affiliate of Quadrangle Group LLC (collectively, “Quadrangle”), pursuant to the terms of the amended and restated stockholders agreement, dated as of April 2, 2007, among the Company, Quadrangle and affiliates of Monarch Alternative Capital LP.  For a description of the Company’s relationship with Quadrangle, see the Company’s Definitive Information Statement on Form 14C, which the Company filed with the Securities and Exchange Commission on April 29, 2008.

(d)   See item 5.02(b) above for a description of the appointment of Mr. Nordhaus to the Boards of Directors of the Company and POAMI and the Compensation Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: December 22, 2008	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: December 22, 2008	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer